United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2013 (May 16, 2013)
XHIBIT CORP. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

80 E. Rio Salado Parkway, Suite 115, Tempe, AZ 85281
 (Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 16, 2013, Xhibit Corp., a Nevada corporation (“Xhibit” or the "Registrant"), entered into an Agreement and Plan of Merger (the “Merger Agreement”), among Xhibit, Project SMI Corp., a Delaware corporation and wholly-owned subsidiary of Xhibit (“Merger Sub”), SHC Parent Corp., a Delaware corporation (“SHC”), and TNC Group, Inc., an Arizona corporation and Stockholder Representative for the SHC stockholders. Pursuant to the terms of the Merger Agreement, on May 16, 2013, Merger Sub merged with and into SHC (the “Merger”), with SHC surviving the Merger as a wholly-owned subsidiary of Xhibit. SHC is the parent corporation of SkyMall Interests, LLC, a Delaware limited liability company (“Interests”), SkyMall, LLC, a Delaware limited liability company (“SkyMall, LLC”), and SkyMall Ventures, LLC, a Delaware limited liability company (“Ventures,” and, with Interests and SkyMall, LLC, the “SkyMall Companies”).

The SkyMall Companies operate (i) SkyMall, a multi-channel, direct marketer offering a wide array of merchandise from numerous direct marketers and manufacturers through the SkyMall catalog and website, SkyMall.com; and (ii) SkyMall Ventures, a provider of merchandise, gift cards and experiential rewards reaching millions of loyalty program members in various corporate and other loyalty programs throughout the country.

As a result of the Merger, all of the shares of common stock of SHC issued and outstanding immediately prior to the effective time of the Merger were canceled and automatically converted into the right to receive an aggregate of 44,440,000 shares of Xhibit common stock (the “Merger Shares”) at an exchange ratio of 444.4 shares of Xhibit common stock for every 1 share of SHC common stock.

The Merger Agreement also provided for the appointment of Kevin Weiss as a director and Chief Executive Officer of Xhibit; the right of the former SHC stockholders to appoint another director to the Board of Xhibit (the “Appointed Director”); certain piggyback and demand registration rights, for the former stockholders of SHC pursuant to a Registration Rights Agreement which was executed in connection with the Merger Agreement; usual and customary indemnification convenants by the stockholders of SHC, through the Stockholder Representative, and Xhibit; and an escrow of five million Merger Shares to support the indemnification by the Stockholder Representative.

In connection with the Merger, Chris Richarde, President and Chairman of the Board of Xhibit, entered into a Voting Agreement, whereby Mr. Richarde agreed to vote all of his shares of stock in Xhibit Corp. in favor of the Appointed Director at each election of directors of Xhibit until such time as the former SHC stockholders, directly or indirectly, cease to own at least 10% of the outstanding stock of Xhibit.

As provided in the Merger Agreement, certain outstanding debt of SHC was restructured in connection with the closing of the Merger, whereby SkyMall, LLC obtained a $7.65 million line of credit facility from JP Morgan Chase Bank., N.A., pursuant to a Credit Agreement and Line of Credit Note (collectively, the “Credit Facility”). The Credit Facility is fully guaranteed by, and secured by the assets of, Xhibit and its subsidiaries, including SHC and its other subsidiaries pursuant to Continuing Guarantees and Continuing Security Agreements of each of Xhibit and the Subsidiaries. For purposes, hereof “Subsidiaries” means Xhibit Interactive, LLC, SpyFire Interactive, LLC, Stacked Digital, LLC, FlyReply Corp., SHC, Interests and Ventures.

The agreements governing the Credit Facility contain customary representations, warranties, events of default, indemnities and covenants. As of the Effective Date of the Merger, the outstanding principal balance of the Credit Facility was approximately $4.75 million. The Credit Facility bears interest at the rate of 50 basis points above the LIBOR rate payable monthly, and is due and payable in full on July 1, 2014.

The foregoing summaries of the Merger Agreement, the Registration Rights Agreement, the Voting Agreement, and the agreements governing the Credit Facility do not purport to be complete or describe all of the terms of such agreements, and each is qualified in its entirety by reference to the full text thereof, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets

The description above under “Item 1.01–Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02                      Unregistered Sales of Equity Securities

As Merger Consideration, Xhibit issued 44,440,000 shares of its common stock as the Merger Shares to the former SHC stockholders. The description of the issuance of these securities set forth under “Item 1.01–Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In addition, as consideration for consulting services provided to Xhibit in connection with the Merger, Xhibit issued 400,000 shares of its common stock.

All of the foregoing shares were issued by the Registrant in reliance upon the exemption of registration provided by Section 4(2) of the Securities Act of 1933, as amended, to accredited investors.

Item 5.01                      Changes in Control of Registrant

The description of the issuance of the Merger Shares and the description of the Merger above under "Item 1.01 - Entry Into a Material Definitive Agreement" and "Item 3.02 - Unregistered Sales of Equity Securities" of this Current Report on Form 8-K are incorporated by reference into this Item 5.01.

As a result of the issuance of the Merger Shares, Chris Richarde’s percent of common stock ownership in Xhibit decreased from approximately 65.9% to approximately 39.8%.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, effective as of May 16, 2013, the Board of Directors of the Registrant appointed Kevin Weiss as a director to serve on the Board until his successor has been elected at the next annual meeting of the Registrant's shareholders or until his earlier resignation, removal, or death. Mr. Weiss has not been appointed to any committees of the Board as the Board does not presently have any committees.  In connection with Mr. Weiss's appointment to the Board, the Registrant did not enter into or materially amend any plan, contract, or arrangement that Mr. Weiss will participate in as a director of the Registrant.  Mr. Weiss will not be compensated for his service on the Board as he is also serving as an officer of the Registrant.  Neither the Registrant nor any of its subsidiaries has entered into any transactions with Mr. Weiss described in Item 404(a) of Regulation S-K other than in connection with the Merger.  Mr. Weiss was not appointed pursuant to any arrangement or understanding between Mr. Weiss and any other person, other than as required by the terms of the Merger.  In connection with Mr. Weiss’s appointment to the Board, the Registrant did not enter into or materially amend any plan, contract, or arrangement that Mr. Weiss will participate in as a director of the Registrant.

In connection with the Merger, on May 16, 2013, Chris Richarde resigned from his position as Chief Executive Officer of the Registrant and the Board of Directors of the Registrant appointed Kevin Weiss as Chief Executive Officer of the Registrant. Mr. Weiss is currently employed by SkyMall Interests as its CEO pursuant to an Employment Agreement dated as of April 18, 2013. The Employment Agreement provides for (i) a five-year term, (ii) annual salary of $500,000, (iii) a target bonus of $250,000 for 2013 to be paid upon the achievement of certain bonus plan objectives to be developed by Mr. Weiss and SkyMall Interests, (iv) long-term incentive compensation to be issued under a plan to be adopted by SkyMall Interests whereby Mr. Weiss is expected to receive a 10% profits interest, and (v) other customary provisions contained in similarly situated employment agreements. The long-term incentive compensation is subject to early vesting upon certain events, including a change in control of SkyMall Interests. The Registrant is finalizing negotiations with Mr. Weiss with respect to a new Employment Agreement with Registrant which would supersede and replace his current Employment Agreement.

The foregoing summaries of Mr. Weiss’ Employment Agreement does not purport to be complete or describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as an exhibit to this Current Report on Form 8-K and are incorporated herein by reference.

Kevin M. Weiss, age 56, is the Chief Executive Officer of the Registrant. Mr. Weiss has served as CEO of SkyMall Interests, LLC since April 18, 2013. In December 2007, Mr. Weiss was hired to serve as CEO of Author Solutions, Inc., a leading self-publishing company and will continue in such capacity until July 2013. Since April 2007, Mr. Weiss has been an operating partner at Bertram Capital, a private equity firm in San Mateo, California. Prior to Author Solutions, he served as CEO of software service provider Simdesk; president of computer security company McAfee Inc.; held senior management positions at various tech and software companies with responsibilities that included overseeing marketing, business development and strategic planning. With his more than 30 years of sales, marketing and technology experience including more than 15 years working for IBM, Mr. Weiss brings wide-ranging perspective and expertise to the Board of Directors. Mr. Weiss holds a B.A. in politics from Princeton University.

         In connection with Mr. Weiss’ appointment as Chief Executive Officer, Chris Richarde was appointed as President by the Board of Directors.  Mr. Richarde's existing Employment Agreement and compensation arrangements with the Registrant were not modified with the change in his title.

Chris Richarde, age 29, is the Chairman of the Board of Directors of the Registrant. He was the co-founder and served as the Chief Executive Officer of Xhibit Corp. from June 2012 to May 2013 and has served as the Chief Executive Officer of Xhibit Interactive, LLC, which he also co-founded, since July 2011. Mr. Richarde has over 13 years of industry experience in the field of internet marketing. In 2005, Mr. Richarde founded and from 2005, he has served as CEO of SpyFire Interactive, LLC, a results-based digital marketing and advertising agency. In April 2010, Mr. Richarde co-founded Stacked Digital, LLC, an online email marketing and lead generation company. Both SpyFire and Stacked Digital were acquired by Xhibit Interactive in August 2011. Mr. Richarde brings his perspective and experience as Xhibit Interactive's co-founder and CEO to his service on the Board of Directors. As the founder of all subsidiaries and visionary of the products and services that have been and are being developed, Mr. Richarde serves as a valuable member of the Board to assist with guiding the Company’s focus and direction.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of May 16, 2013, the Board of Directors (the "Board") approved  an amendment to the Bylaws of Xhibit Corp. The general purpose for amending the Bylaws was to (i) clarify the rights of stockholders and the obligations of the Board and officers of Xhibit, (ii) make the Bylaws consistent with the provisions of the Nevada Revised Statutes ("NRS") and (iii) specifically opt out of NRS Sections 78.378 to 78.3793, dealing with restrictions on the acquisition of controlling interests in a Nevada corporation as well as the voting rights of acquiring stockholders of a Nevada corporation. Article IX was added to the Bylaws to specifically opt-out of NRS Sections 78.378 to 78.3793 as provided for in Section 78.378 of the NRS.

Item 9.01.                      Financial Statements and Exhibits

(d)                      Exhibits

Exhibit                      Description

2.1 3.1
Agreement and Plan of Merger entered into as of May 16, 2013 by and among Xhibit Corp., Project SMI Corp., SHC Parent Corp., and TNC Group, Inc. (Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

Second Amendment to Bylaws

4.1	Registration Rights Agreement entered into as of May 16, 2013 by and between Xhibit Corp., and the former stockholders of SHC Parent Corp.

4.2	Voting Agreement entered into as of May 16, 2013 by and between Chris Richarde and TNC Group, Inc.

10.1	Credit Agreement dated May 10, 2013 by and between JP Morgan Chase Bank, N.A. and SkyMall, LLC

10.2 10.3
Line of Credit Note dated May 10, 2013 issued by SkyMall, LLC to JP Morgan Chase Bank, N.A.

Form of Continuing Guaranty to JP Morgan Chase Bank, N.A. from Xhibit Corp.; Xhibit Interactive, LLC; Stacked Digital, LLC; FlyReply Corp.; SpyFire Interactive, LLC; SkyMall Interest, LLC; SkyMall Ventures, LLC

10.4
Form of Continuing Security Agreement for JP Morgan Chase Bank, N.A. from Xhibit Corp,; Xhibit Interactive, LLC; Stacked Digital, LLC; FlyReply Corp.; SpyFire Interactive, LLC; SkyMall Interests, LLC; SkyMall Ventures, LLC; SkyMall, LLC

10.5	Employment Agreement by and between SkyMall Holding Corp. and Kevin Weiss dated as of April 18, 2013.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 22, 2013

Xhibit Corp., a Nevada corporation

By:  /s/ Michael J. Schifsky
Michael J. Schifsky, CFO